EXHIBIT 10.3

         AGREEMENT FOR ASSIGNMENT OF SOFTWARE

         This Agreement for Purchase of Software (this "Agreement"), dated for reference purposes as of November _8__, 2001, is entered into between HumanConcepts, LLC, a California limited liability company ("HC"), and International Microcomputer Software, Inc., a California corporation ("IMSI").

Background

         A. IMSI has acquired, or proposes to acquire, ownership of the software known as "OrgPlus," the trademark "OrgPlus" and associated goodwill, and the documentation, URL and customer records relating to the software.

         B. Under the terms and conditions of this Agreement, effective upon IMSI's acquisition of ownership of such items, IMSI will transfer ownership of such items to HC.

Agreement

         Based upon the above Background, and the mutual covenants below, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Customer Records" means lists and databases containing the names and other information concerning end-users and resellers of the Software.

         1.2 "Documentation" means the user instructions and manuals relating to the Software, whether in printed or machine-readable form.

         1.3 "Proprietary Rights" means proprietary or intellectual property rights of any nature, in all jurisdictions and countries, including but not limited to rights under copyright, moral rights, patent, trademark, and trade secret laws.

         1.4 "Software" means the software product known as "OrgPlus" (including OrgPlus Standard, OrgPlus Professional, and all other versions of such software product), and all modifications, enhancements, and updates to such software product that IMSI owns.

         1.5 "Trademark" means the trademarks "Org Plus," "OrgPlus," any and all registrations relating to those marks, together with the goodwill of the business relating to the use of such marks and the rights to sue for, settle, or release any past, present or future infringement thereof.

         1.6. "URL" means the URL "orgplus.com" and any other URLs owned by IMSI containing the term "orgplus."

2.  EFFECTIVE DATE.

This Agreement will become effective as of the date IMSI notifies HC that this Agreement has become effective, by sending to HC a signed copy of the Notification of Effectiveness of Agreement form attached to this Agreement, in accordance with the notice procedure specified in Section 8. of this Agreement. The date this Agreement becomes effective shall be referred to in this Agreement as the "Effective Date." IMSI agrees to use commercially reasonable efforts to obtain as soon as practicable the ownership rights necessary to allow this Agreement to become effective. Notwithstanding the above, this

Agreement shall not become effective if IMSI has not sent the Notification of Effectiveness of Agreement form to HC by December 15, 2001.

3.  PURCHASE AND SALE OF SOFTWARE, TRADEMARK AND DOCUMENTATION.

         3.1 Purchase and Sale. IMSI hereby sells, assigns, and transfers to HC, and HC hereby acquires from IMSI, all right, title and interest in and to the Software, the Trademark, the Documentation, the URL, and the Customer Records (collectively, the "Assets"), and all Proprietary Rights relating to all of the Assets.

         3.2 Consideration. As full consideration for the sale of the Assets to HC, HC has entered into the Software License and Distribution Agreement attached hereto (the "License Agreement"), which will become effective as of the Effective Date of this Agreement.

         3.3 Deliveries. On the Effective Date, IMSI shall deliver the following to HC: (i) all Customer Records, (ii) all registrations and other documents relating to the URL and the Trademark. Upon signature of this Agreement, HC shall deliver to IMSI a signed copy of the License Agreement.

         3.4 Additional Documents. IMSI agrees to execute such deeds, bills of sale, assignments, titles, and other documents as HC shall reasonably request from time to time to evidence and effect the assignment and transfer of the Assets to HC. IMSI agrees to perform such further acts as may be necessary to carry out the intent of this Agreement.

         3.5 Assumption of Liabilities. It is expressly understood and agreed that HC assumes no obligations or liabilities of IMSI or any third party of any nature, including but not limited to (a) any obligations that IMSI may have to existing end-users or resellers of the Software, and (b) any liability for claims for property damage or infringement of the Proprietary Rights of any third party, and (c) IMSI's liabilities for its accounts payable, income, sales, franchise, or other taxes, or any liabilities resulting from claims, actions, suits or proceedings arising out of or relating to the Assets prior to the Effective Date, for all of which IMSI shall remain exclusively responsible. IMSI shall pay any sales tax imposed in connection with the sale of the Assets to HC under this Agreement.

4.    ROYALTIES PAYABLE BY HC.

         4.1 Royalties. As royalties in consideration for IMSI's transfer of ownership of the Software to HC, subject to Section 4.5, HC will pay IMSI the following percentage of HC's Net Revenue for Software distributed by HC during each year of this Agreement to persons other than IMSI (or any successor to or assignee of IMSI): (i) ten percent (10%) of the total Net Revenue for such year, up to $1.5 million in Net Revenue, and (ii) five percent (5%) of the Net Revenue for such year, in excess of $1.5 million. For these purposes, "years" shall be based on yearly anniversaries of the Effective Date of this Agreement. The term "Net Revenue" means the total price at which orders for Software are invoiced to customers, excluding shipping charges, taxes, insurance, and any other charges not constituting a part of the price of the Software, and excluding credits and returns.

         4.2 Timing of Payments. All royalties required to be paid by HC pursuant to this Agreement shall be paid on a monthly basis, by the 20th day of each month, based upon distribution of Software during the prior month. Along with each royalty payment made, HC will provide IMSI with a report indicating the distributions on which the royalty payment is based, and such other information as IMSI shall reasonably request relating to the calculation of royalties.

         4.3 Audit Right. IMSI shall have the right, at its own expense and at any reasonable time or times (but not more than once in any calendar year), to cause a third party independent auditor reasonably acceptable to HC to inspect and audit the books and records of HC that pertain to this Agreement in order to verify the royalties paid under this Agreement. The audit shall be conducted at the expense of IMSI, but if any such audit reveals an underpayment of royalties by HC of ten percent (10%) or more for any month, then HC shall promptly reimburse IMSI for the reasonable costs of the audit.

         4.4 Late Payments. Any royalties that are required to be paid by HC pursuant to this Agreement that are not paid within the specified time will be subject to a finance charge of 0.5% per month until paid, or the maximum permitted by law, whichever is less.

         4.5 Termination of Royalty Obligation. HC's obligation to pay royalties to IMSI under Section 4.1 shall be terminated by HC on the date after June 30, 2003 that , in addition to royalties owed by HC to IMSI under this Agreement, HC pays IMSI $100,000 and HC has bought out the Software License and Distribution Agreement entered into between the parties, pursuant to Section 10.4 of that Agreement. HC shall determine, in its sole discretion, if and when to make such payment to IMSI and if such a payment is made by HC, no royalties shall be owed by HC on Net Revenue for Software distributed by HC after the date such payment is made.

5. REPRESENTATIONS OF IMSI. IMSI represents and warrants to HC that, as of the Effective Date:

         5.1 Organization and Good Standing. IMSI is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

         5.2 Validity of Sale and Transfer. The execution and delivery of this Agreement and the sale, transfer and other actions contemplated by this Agreement have been duly authorized by the board of directors and shareholders of IMSI, which are the only authorizations on its part required under applicable law or by IMSI's articles of incorporation or bylaws. IMSI has the corporate power to consummate the transactions contemplated by this Agreement, and such execution, delivery, transfer and other actions contemplated by this Agreement will not constitute a violation of applicable law, or conflict with, constitute a default under, or result in a breach or violation of any agreement to which IMSI is a party, or constitute a violation of any order, writ, injunction, decree, statute, rule, or regulation applicable to IMSI. This Agreement constitutes the valid and binding obligation of IMSI enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy and insolvency laws and laws affecting creditor's rights generally.

         5.3 Title to Assets. IMSI is the legal owner of the Assets, and has good and marketable title to, and the absolute power and right to sell, assign, transfer and deliver the Assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts, or other encumbrances or charges of any kind and nature whatsoever.

         5.4 Litigation. There is no dispute, claim, action, suit, proceeding, arbitration or governmental investigation, either administrative or judicial, pending or to the knowledge of IMSI threatened against or related to the Assets.

         5.5 Infringement of Proprietary Rights. None of the Assets infringe or interfere with the Proprietary Rights of any third party, and IMSI has not received any notice alleging that any of the Assets infringes or interferes with the Proprietary Rights of any third party. To the knowledge of IMSI, no third party has infringed upon or misappropriated the Proprietary Rights relating to any of the Assets.

         5.6 Third Party and Government Consents. No consents, approvals, waivers or authorizations of third parties or governments or governmental agencies are necessary for the consummation of the transactions contemplated by this Agreement.

6. Representations of HC. HC represents and warrants to IMSI that, as of the Effective Date:

         6.1 Organization and Good Standing. HC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California.

         6.2 Validity of Sale and Transfer. The execution and delivery of this Agreement and the purchase, transfer and other actions contemplated by this Agreement have been duly authorized by the managers of HC, which is the only authorization on its part required under applicable law or by HC's operating agreement. HC has the power to consummate the transactions contemplated by this Agreement, and such execution, delivery, transfer and other actions contemplated by this Agreement will not constitute a violation of applicable law, or conflict with, constitute a default under, or result in a breach or violation of any agreement to which HC is a party, or constitute a violation of any order, writ, injunction, decree, statute, rule, or regulation applicable to HC. This Agreement constitutes the valid and binding obligation of HC enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy and insolvency laws and laws affecting creditor's rights generally.

7.  Indemnification.

         7.1 Indemnification by IMSI. IMSI shall defend, indemnify and save HC, and HC's officers, directors, agents, and affiliates, harmless from and against any and all claims, liabilities, losses, damages, costs, and expenses (including reasonable attorney fees) they may incur, arising out of or relating to:

              (a) any and all debts, liabilities and obligations of, or claims against, IMSI not expressly assumed by HC under this Agreement; and

              (b) the breach or alleged breach of any covenant, representation, or warranty made by IMSI in this Agreement.

         7.2 Indemnification by HC. HC shall defend, indemnify and save IMSI, and IMSI's officers, directors, agents, and affiliates, harmless from and against any and all claims, liabilities, losses, damages, costs, and expenses (including reasonable attorney fees) they may incur, arising out of or relating to:

              (a) any and all debts, liabilities and obligations of IMSI expressly assumed by HC under this Agreement; and

              (b) the breach or alleged breach of any covenant, representation, or warranty made by HC in this Agreement.

         7.3  Conditions of Indemnification.

              (a) Promptly after any service of process by any third person in any litigation in respect to which indemnity may be sought from another party (the "Indemnifying Party") pursuant to this section, the party so served (the "Indemnified Party") shall notify the Indemnifying Party of the commencement of the proceeding. In such instance, the Indemnifying Party shall have the right, but not the obligation, to assume and control the defense of the claim or action with counsel of its choice reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party in writing of its decision to assume control of the litigation promptly but in no event later than fifteen
(15) days after the Indemnified Party has given notice thereof to the Indemnifying Party.

         (b) If the Indemnifying Party elects to assume the defense of the third party claim in accordance with (a) above, the Indemnifying Party shall conduct such defense actively and diligently in order to preserve its rights under this section. Neither the Indemnified Party nor the Indemnifying Party in such instance shall consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the other party, which shall not be withheld unreasonably. If the Indemnifying

Party assumes the defense of the third party claim, the Indemnified Party may retain separate co-counsel at its sole cost and expense and may in such manner participate in such defense. The Indemnified Party shall in any event cooperate in the defense of the claim at the expense of the Indemnifying Party.

         (c) If the Indemnifying Party elects not to assume the defense of the litigation in accordance with (a) above, the Indemnified Party may defend against and consent to the entry of any judgment or enter into any settlement with respect to the claim or action in any manner it reasonably deems appropriate. The Indemnifying Party in such instance shall reimburse the Indemnified Party promptly and periodically for the costs of defending the third party claim (including but not limited to reasonable attorneys' fees and expenses), and shall, to the fullest extent provided in this section, remain responsible and indemnify the Indemnified Party for any adverse consequences to the Indemnified Party resulting from, arising out of, or otherwise relating to such claim.

         (d) Notwithstanding anything to the contrary in this Agreement, no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation under this section unless (and then solely to the extent that) the Indemnifying Party is thereby prejudiced.

8.  General Provisions.

         8.1 Assignment; Binding Effect. Neither party may assign this Agreement without the prior written consent of the other party, except that HC and IMSI may assign its rights under this Agreement to any successor to its business relating to the Assets. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns.

         8.2 Severability. If the application of any provision of this Agreement shall be held to be invalid or unenforceable by any court of competent jurisdiction, then (i) such provision shall be automatically reformed so that it is enforceable to the maximum extent permitted, and (ii) the validity and enforceability of other provisions of this Agreement shall not in any way be affected or impaired thereby.

         8.3 Governing Law and Disputes. Except for that body of law governing choice of law, this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California. Any suit or claim arising out of or relating to this Agreement shall be brought only in a court located in Marin County, California, and the parties irrevocably submit to the personal and subject matter jurisdiction of such courts, and agree that service of process may be effected in the manner notices are to be given under this Agreement. The prevailing party in any suit or proceeding relating to this Agreement shall be awarded costs and their reasonable attorney fees.

         8.4 Amendment and Waiver. This Agreement may be modified or amended only by an instrument in writing, signed by an authorized officer or representative of each party. No party shall be deemed to have waived any provision of this Agreement unless by a written instrument signed by an officer of such party. A waiver by any party of any term or condition of this Agreement, in any one instance, shall not be deemed or construed to be a waiver of any other term or condition or any subsequent breach thereof.

         8.5 Section Headings. The section headings of this Agreement are solely for convenience and shall not be considered in its interpretation.

         8.6 Entire Agreement. This Agreement, together with the License Agreement, contains the entire integrated agreement between the parties with respect to its subject matter, and supersedes all prior negotiations, representations or agreements, whether written or oral, relating to that subject matter.

         8.7 Expenses of the Transaction. Each party shall pay its own expenses incidental to the preparation of this Agreement and the consummation of the transactions contemplated hereby.

         8.8 Notices. All notices required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given (i) upon personal delivery to such party, or (ii) three (3) days after being deposited in the mail, sent registered or certified, addressed to a party at its address appearing below (or to such other address as a party may specify in a notice complying with this provision), or (iii) upon transmission by facsimile to the numbers shown below, with confirmation of successful transmission:

                  If to HC:           HumanConcepts, LLC
                                      2 Sunnyside Ave. #G
                                      Mill Valley, CA 94941
                                      Attention: Martin Sacks
                                      Fax Number: 415-381-2964

                  If to IMSI:         International Microcomputer Software, Inc.
                                      75 Rowland Way
                                      Novato, CA  94945
                                      Attention: Gordon Landies
                                      Fax Number: 415-897-2544

          8.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

Signatures

         In order to bind the parties to this Agreement for Assignment of Software, the parties or their authorized representatives, have signed below.

HUMANCONCEPTS, LLC                              INTERNATIONAL MICROCOMPUTER
                                                SOFTWARE, INC.


By:  /s/  Martin Sacks                          By:  /s/  Gordon Landies
Martin Sacks, Manager                           Gordon Landies, President

                   NOTIFICATION OF EFFECTIVENESS OF AGREEMENT

TO:      HumanConcepts, LLC

FROM:    International Microcomputer Software, Inc. ("IMSI")

RE:      Agreement for Purchase of Software (the "Agreement")


         This is to notify you, in accordance with Section 2 of the Agreement, that the Agreement shall become effective as of the date this notice is deemed given pursuant to Section 8 of the Agreement.

                                      INTERNATIONAL MICROCOMPUTER SOFTWARE, INC.

                                      By _______________________________
                                           Gordon Landies, President